EX-99.906CERT

CERTIFICATION

This certification is provided pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. § 1350, and accompanies the report on Form N-CSR for the period ended October 31, 2011 of Asset Management Fund (the “Registrant”).

Rodger D. Shay, Jr., President, and Trent M. Statczar, Treasurer of Asset Management Fund (the “Registrant”), each certify to the best of his knowledge that:

1. The Registrant’s periodic report on Form N-CSR for the period ended October 31, 2011 (the “Form N-CSR”) fully complies with the requirements of Sections 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

President	Treasurer
Asset Management Fund	Asset Management Fund

/s/ Rodger D. Shay, Jr.	/s/ Trent M. Statczar
Rodger D. Shay, Jr.	Trent M. Statczar
Date: January 4, 2012	Date: January 4, 2012

This certification is being furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and is not being filed as part of Form N-CSR or as a separate disclosure document. A signed original of this written statement required by Section 906 has been provided to the Registrant and will be retained by the Registrant and furnished to the Securities and Exchange Commission or its staff upon request.